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                                                                      Exhibit 99

Certification

In connection with the Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 on Form 11-K of the H.B. Fuller Company Thrift Plan (the "Plan") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in the undersigned's capacity as an official of H.B. Fuller Company, the sponsor of the Plan, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement has been provided to the Plan and will be retained by the sponsor of the Plan and furnished to the SEC or its staff upon request.

Date:  June 30, 2003

By: /s/ Larry S. Morgan

Larry S. Morgan
Director of Compensation, Benefits and HRMS
H.B. Fuller Company

Date:  June 30, 2003

By: /s/ Richard K. Kastner

Richard K. Kastner
Director Financial Accounting
H.B. Fuller Company